                                                                               D

                       The Commonwealth of Massachusetts

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       MICHAEL JOSEPH CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                            ARTICLES OF ORGANIZATION
                            (Under G.L. Ch. 156B)

                                   ARTICLE I

                        The name of the corporation is:

                              ADS Consulting Inc.

                                   ARTICLE II

     The purpose of the corporation is to engage in the following business activities:

To engage in consulting and advising with respect to the provision of health care and other services for any and all seeking such consultation and advice, including but not limited to hospitals, nursing homes, skilled nursing facilities, intermediate care facilities, long-term care facilities and rest homes, and residential facilities including apartments, housing and living facilities, assisted living facilities, and continuing care retirement committees, and businesses, associations and governmental bodies, and further to engage in and carry on any other business activities permitted to a corporation organized under the laws of the Commonwealth of Massachusetts, as from time to time amended.

The corporation shall have and be authorized to exercise any and all power now or hereafter vested in or conferred upon business corporations by the Commonwealth of Massachusetts, as from time to time amended.


Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2x11 sheets of paper leaving a left margin of at least 1 inch. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

                                  ARTICLE III

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows :

               WITHOUT PAR VALUE STOCKS                                             WITH PAR VALUE STOCKS
      TYPE                     NUMBER OF SHARES          TYPE                            NUMBER OF SHARES              PAR VALUE

COMMON:                              N/A                 COMMON:
                                                         Class A                             100,000                     $1.00
                                                         Class B                             100,000                     $1.00
PREFERRED:                           N/A                 PREFERRED:                            N/A                        N/A


                                   ARTICLE IV

If more than one type, class or series is authorized, a description of each with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each type and class thereof and any series now established.

    The corporation shall have two classes of common stock, "Class A" and "Class B". Except as otherwise required by applicable law, the Class B common stock shall not have any voting rights.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organisation upon the transfer of shares of stock of any class are as follows:

                                 See attachment



                                   ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (If there are no provisions state "None".)


                                 See attachment

None : The preceeding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Article of Amendment.

                               November 17, 1992

The Commonwealth of Massachusetts
Office of the Secretary of State
One Ashburton Place
Boston, MA. 02108

     Re: ADS Consulting, Inc.

Dear Sir or Madam:

   We have no objection to the use of the name "ADS Consulting, Inc." by a corporation to be organized in the Commonwealth.

                             ADS Consulting Group, Inc.
                             a Massachusetts corporation

                             By: /s/ Alan D. Solomont
                                 ---------------------
                                 Alan D. Solomont
                                 President

/4422

GSCOLEMA : 4420

                                   ATTACHMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                              ADS CONSULTING, INC.

ARTICLE V During any period that the corporation is an "S corporation", as defined by Section 1361(a)(1) of the Internal Revenue Code of 1986, as amended, (the "Code"), no shares of stock (or any beneficial interest therein) shall be issued or transferred to or held by any stockholder (a "Disqualifying Stockholder") which would cause a termination, under Section 1362(d) of the Code, of the corporation's election to be treated as an S corporation unless consented to in writing by stockholders holding more than one-half of the shares of stock of the corporation on the effective date of the proposed transfer. Absent such consent, the corporation shall have an ongoing option to purchase the shares in question at 90% of their fair market value on the date of purchase, which option shall automatically expire six
                       (6) months following the date on which the corporation first became aware of the purported transfer to a Disqualifying Stockholder. For purposes hereof, the fair market value of the shares shall be determined by agreement of the corporation and the stockholder whose shares are to be purchased or, absent such agreement, by averaging the determinations of fair market value reached by two professional appraisers, one chosen by the corporation and the other by such stockholder. In the event of any inconsistency between this provision and any written agreement with or among the stockholders of the corporation, the latter shall govern. Any references herein to any provisions of the Code shall include any successor provisions thereto.

ARTICLE VI             (i)  The Board of Directors shall have the power to
                            amend the By-Laws of the corporation in the manner provided in such By-Laws.

                       (ii) Meetings of the stockholders of the corporation
                            may be held anywhere in the United States.

                       (iii)The corporation may be a partner in any business
                            enterprise which the corporation would have the power to conduct by itself.

                       (iv) During any period that the corporation is an "S
                            corporation", as defined by Section 1361(a)(1) of the Code, no shares of stock (or any beneficial interest therein) shall be issued or transferred to or held by any Disqualifying Stockholder as provided in Article V above.

                       (v) No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

/4422

                            ARTICLE VIII - DIRECTORS

Susan S. Bailis           70 Leicester Road               c/o ADS Management, Inc.
                          Belmont, MA. 02178              One High Street, Bldg. 6
                                                          North Andover, MA 01845

David A. Roush            73 Pleasant Street              c/o ADS Consulting Group, Inc.
                          Wakefield, MA 01880             139 Main Street
                                                          Cambridge, MA 02142

Alan D. Solomont          220 Ridgeway Road               c/o ADS Management, Inc.
                          Weston, MA 02193                One High Street, Bldg. 6
                                                          North Andover, MA 01845

Ahron M. Solomont         51 Cleveland Road               51 Cleveland Road
                          Chestnut Hill, MA 02167         Brookline, MA. 02146

David Solomont            60 Heath Hill                   Business and Professional Software
                          Brookline, MA. 02146            139 Main Street
                                                          Cambridge, MA 02142

Jay H. Solomont           42 Buckminster Road             Coolidge House Nursing Care Center
                          Brookline, MA 02146             30 Webster Street,
                                                          Brookline, NA 02164

                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and may be changed ONLY by filing the appropriate form provided therefor.

                                  ARTICLE VIII

a. The street address of the corporation IN MASSACHUSETTS is: (post office boxes are not acceptable)
     One High Street, Bldg. 6
     North Andover, MA 01845

b. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:

                  NAME                             RESIDENCE                         POST OFFICE ADDRESS
President:        Alan D. Solomont                 220 Ridgeway Road                 c/o. ADS Management, Inc.
                                                   Weston, MA 02193                  One High Street, Bldg. 6
                                                                                     North Andover, MA 01845

Treasurer:        David H. Roush                   73 Pleasant Street                c/o. ADS Consulting Group, Inc.
                                                   Wakefield, MA 01880               139 Main Street
                                                                                     Cambridge, MA 02142

Clerk:            Alan S. Goldberg                 330 Commercial Street             c/o Goulston & Storrs, P.C.
                                                   Boston, MA o                      400 Atlantic Avenue
Directors         See attachment                                                     Boston, MA 02110-3333


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of:
            December 31

d. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is:
           N/A

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 17th day of November, 1992.

/s/ David H. Roush
-------------------
David H. Roush
73 Pleasant Street
Wakefield, Ma 01880


Note: If an already existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                      FEDERAL IDENTIFICATION     FEDERAL IDENTIFICATION
                      NO. 04-3172426             NO. 04-3335618
                      (ADS Consulting, Inc.)     (ADS Consulting
                                                 Acquisition Corp.)

                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF /*MERGER

                    (General Laws, Chapter 156B, Section 78)

/*merger of                        ADS Consulting, Inc
                                   ---------------------------------------------
                                   and
                                   ---------------------------------------------
                                   ADS Consulting Acquisition Corp
                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                              the constituent corporations, into

                                   ADS Consulting, Inc.
                                   ---------------------------------------------
                                   /*one of the constituent corporations

The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the /*merger determined pursuant to the agreement of /*merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)
**The following amendments to the Articles Organization of the surviving corporation have been effected pursuant to the agreement of merger:

The authorized capitalization of the surviving corporation shall be 200,000 shares of common stock par value $1.00 per share, all of which are of one class. Article V is deleted in its entirety and Article VI is amended to read in its entirety as set forth on the constitution sheet attached hereto.
Article IV is deleted in its entirety.



*Delete the inapplicable word     **If there are no provisions state "None".

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each addition is clearly indicated.

(For a consolidation)

**If there are no provisions sate "None".

                               Articles of Merger

                              ADS Consulting, Inc.
                               Continuation Sheet


ARTICLE VI             (i)  The Board of Directors shall have the power to
                            amend the By-Laws of the corporation in the manner provided in such By-Laws.

                       (ii) Meetings of the stockholders of the corporation
                            may be held anywhere in the United States.

                       (iii)The corporation may be a partner in any business
                            enterprise which the corporation would have the power to conduct by itself.

                       (iv) No director shall be personally liable to the
                            corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

GS1-88171-1

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the *surviving corporation.

a.   The street address of the */surviving corporation in Massachusetts is:
     (post office boxes are not acceptable)

         400 Centre Street
         Newton, Massachusetts 02158

b. The name, residential address and post office address of each director and officer of the surviving corporation is:

                  NAME                             RESIDENTIAL ADDRESS                   POST OFFICE ADDRESS
President:        Susan S. Bailis                  70 Leicester Road                     400 Centre Street
                                                   Belmont, MA 02178                     Newton, MA 02158

Treasurer:        Stephen R. Baker                 3508 Belmar Boulevard                 411 Hackensack Avenue
                                                   Neptune, NJ 07753                     Hackensack, NJ 07601

Clerk:            Bradford C. Burkett              534 Forest Avenue                     411 Hackensack Avenue
                                                   New Rochelle, NY 10804                Hackensack, NJ 07601

Directors:        Moshael J. Straus                140 South Woodland Street             411 Hackensack Avenue
                                                   Englewood, NJ 07631                   Hackensack, NJ 07601

                  Daniel E. Straus                 351 Hillcrest Road                    411 Hackensack Avenue
                                                   Englewood, NJ 07631                   Hackensack, NJ 07601

                  Alan D. Solomont                 220 Ridgeway Road                     400 Centre Street
                                                   Weston, MA 02193                      Newton, MA 02158


c. The fiscal year (i.e., tax year) of the *surviving corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the surviving corporation is: Alan S. Goldberg, Esq., 400 Atlantic Avenue, Boston, MA 02110

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Alan D. Solomont                                            , *President/
----------------------------------------------------------------
Alan D. Solomont

/s/ Alan S. Goldberg                                            , *Clerk/
----------------------------------------------------------------
Alan S. Goldberg

of ADS Consulting, Inc.
--------------------------------------------------------------------------------
                       (Name of constituent corporation)

                                                                , Vice President
----------------------------------------------------------------
Bradford C. Burkett

                                                                , *Clerk
----------------------------------------------------------------
Bradford C. Burkett

of   ADS Consulting Acquisition Corp.
--------------------------------------------------------------------------------
                       (Name of constituent corporation)

* Delete the inapplicable words.

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

                                                                , *President
----------------------------------------------------------------
Alan D. Solomont

                                                                , *Clerk
----------------------------------------------------------------
Alan S. Goldberg

of ADS Consulting, Inc.
--------------------------------------------------------------------------------
                      (Name of constituent corporation)

/s/ Bradford C. Burkett                                         , Vice President
----------------------------------------------------------------
Bradford C. Burkett

/s/ Bradford C. Burkett                                         , *Clerk
----------------------------------------------------------------
Bradford C. Burkett

of   ADS Consulting Acquisition, Corp.
--------------------------------------------------------------------------------
                       (Name of constituent corporation)


*Delete the inapplicable words.

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3172426

                       THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,    Alan D. Solomont                                         , *President
   -------------------------------------------------------------

and    Alan S. Goldberg                                         , *Clerk
   -------------------------------------------------------------
of     ADS Consulting, Inc.
   -------------------------------------------------------------,
                          (Exact name of corporation)

located at: 400 Centre Street, Newton, MA 02158
           -----------------------------------------------------
              (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

             III and IV
----------------------------------------------------------------
            (Number these articles 1,2,3,4,5 and/or 6 being amended) of the Articles of Organization were duly adopted by unanimous written consent dated December 11, 1996, by vote of:

2,000      shares of      Class A Common                       of     2,000         shares outstanding.
----------           ------------------------------------------  -------------------
                          (Type, class & series, if any)

           shares of                                           of                shares outstanding and
----------           ------------------------------------------  ----------------
                          (Type, class & series, if any)

           shares of                                           of                   shares outstanding.
----------           ------------------------------------------  -------------------
                          (Type, class & series, if any)


2** being at least two-thirds of each, type class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

* Delete the inapplicable works.          **Delete the inapplicable clause.

1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 81/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorised to issue, fill in the following:

The total presently authorized is:
WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS

TYPE               NUMBER OF SHARES          TYPE            NUMBER OF SHARES         PAR VALUE

Common:                                      Common:         Class A 100,000            $1.00

                                                             Class B 100,000            $1.00

Preferred:                                   Preferred:



Change the total authorized to:

WITHOUT PAR VALUE STOCKS                                     WITH PAR VALUE STOCKS

TYPE               NUMBER OF SHARES          TYPE            NUMBER OF SHARES         PAR VALUE

Common:                                      Common:         Class A 100,000            $1.00

Preferred:                                                   Class B 50,000             $1.00

                                                             Class C 50,000             $1.00


The preferences, voting powers, qualifications, special or relative rights or privileges, of the Class A, Class B and Class C Common Stock shall be as follows:

     All of the voting power of the Corporation shall be vested solely in the holders of the Class A and Class C Common Stock. The Class B Common Stock shall have no voting power (except as otherwise required by Law). The Class A and Class C Common Stock shall be identical except for classification.









The foregoing amendment(s) will become effective when these Articles of Amendment and filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 11th day of December, 1996.

/s/ Alan D. Solomont
-------------------------------------, *President
    Alan D. Solomont

/s/ Alan S. Goldberg
-------------------------------------, *Clerk
    Alan S. Goldberg

*Delete the inapplicable words.